Exhibit 99.1

Semler Scientific® Announces Updated BTC and ATM Activity;

Purchased Additional 211 BTC; Now Holds 2,084 BTC; BTC Yield of 92.8%

Santa Clara, CA – December 16, 2024 – Semler Scientific, Inc. (Nasdaq: SMLR), a pioneer in developing and marketing technology products and services to healthcare providers to combat chronic diseases, today announced updates regarding its bitcoin (BTC) activity and holdings, capital markets activity, and BTC Yield, a key performance indicator.

BTC Update

Between December 5, 2024 and December 15, 2024, Semler Scientific acquired 211 bitcoins for $21.5 million with proceeds generated from its at-the-market (ATM) offering and operating cash flow at an average price of $101,890 per bitcoin, inclusive of fees and expenses. As of December 15, 2024, Semler Scientific held 2,084 bitcoins, which were acquired for an aggregate $168.6 million at an average purchase price of $80,916 per bitcoin, inclusive of fees and expenses.

ATM Update

As previously disclosed in Semler Scientific’s registration statement on Form S-3 that became effective on August 13, 2024 (the S-3 Shelf), Semler Scientific entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (Cantor), pursuant to which Semler Scientific may offer and sell from time to time its common stock in an ATM offering.

On December 16, 2024, Semler Scientific filed a second prospectus supplement to its S-3 Shelf to offer an additional $50.0 million of shares under its existing ATM offering with Cantor, increasing the total amount offered under the ATM to $150.0 million.  As of December 13, 2024, Semler Scientific has generated approximately $100.0 million of gross proceeds from sales under the ATM offering.

BTC Yield as a Key Performance Indicator (KPI)

From October 1, 2024 to December 15, 2024, Semler Scientific’s BTC Yield was 67.0%. From July 1, 2024 (the quarter after Semler Scientific adopted its bitcoin treasury strategy) to December 15, 2024, Semler Scientific’s BTC Yield was 92.8%.

Semler Scientific uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner Semler Scientific believes is accretive to stockholders. Semler Scientific believes this KPI can be used to supplement an investor’s understanding of Semler Scientific’s decision to fund the purchase of bitcoin by issuing additional shares of its common stock.

BTC Yield and Basic and Assumed Diluted Shares Outstanding

	6/30/2024	9/30/2024	12/15/2024
Total Bitcoin Holdings	877	1,018	2,084

Basic Shares Outstanding (‘000)	6,987	7,120	9,267
Options Outstanding	1,098	1,013	699
Assumed Diluted Shares Outstanding (1)	8,086	8,133	9,967
BTC Yield % (10/1/24 to 12/15/24)			67.0%
BTC Yield % (7/1/24 to 12/15/24)			92.8%

(1)	Assumed Diluted Shares Outstanding refers to the aggregate of Semler Scientific’s Basic Shares outstanding as of the end of each period plus all the additional shares that would result from the assumed exercise of all outstanding stock option awards. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions or the exercise price of any stock option awards.

Important Information about BTC Yield KPI

BTC Yield is a KPI that represents the percentage change period-to-period of the ratio between Semler Scientific’s bitcoin holdings and its Assumed Diluted Shares Outstanding. Assumed Diluted Shares Outstanding refers to the aggregate of Semler Scientific’s actual shares of common stock outstanding as of the end of each period plus all additional shares that would result from the assumed exercise of all outstanding stock option awards. Assumed Diluted Shares Outstanding is not calculated using the treasury method and does not take into account any vesting conditions or the exercise price of any stock option awards.

Semler Scientific uses BTC Yield as a KPI to help assess the performance of its strategy of acquiring bitcoin in a manner Semler Scientific believes is accretive to stockholders. Semler Scientific believes this KPI can be used to supplement an investor’s understanding of its decision to fund the purchase of bitcoin by issuing additional shares of its common stock. When Semler Scientific uses this KPI, management also takes into account the various limitations of this metric.

Additionally, this KPI is not, and should not be understood as, an operating performance measure or a financial or liquidity measure. In particular, BTC Yield is not equivalent to a “yield” in the traditional financial context. It is not a measure of the return on investment Semler Scientific’s stockholders may have achieved historically or can achieve in the future by purchasing stock of Semler Scientific, or a measure of income generated by Semler Scientific’s operations or its bitcoin holdings, return on investment on its bitcoin holdings, or any other similar financial measure of the performance of its business or assets.

The trading price of Semler Scientific’s common stock is informed by numerous factors in addition to the amount of bitcoins Semler Scientific holds and number of actual or potential shares of its stock outstanding. As a result, the market value of Semler Scientific’s shares may trade at a discount or a premium relative to the market value of the bitcoin Semler Scientific holds. BTC Yield is not indicative nor predictive of the trading price of Semler Scientific’s shares of common stock. As noted above, this KPI is narrow in its purpose and is used by management to assist in assessing whether Semler Scientific is using equity capital in a manner accretive to stockholders solely as it pertains to its bitcoin holdings.

In calculating this KPI, Semler Scientific does not take into account the source of capital used for the acquisition of its bitcoin. Semler Scientific notes in particular, it has acquired bitcoin using cash flow from operations, as well as proceeds from the sale of shares in the ATM offering. Accordingly, this metric might overstate or understate the accretive nature of Semler Scientific’s use of equity capital to buy bitcoin because not all bitcoin may be acquired using proceeds of equity offerings and not all issuances of equity may involve the acquisition of bitcoin.

Semler Scientific’s ability to achieve positive BTC Yield may depend on a variety of factors, including its ability to generate cash from operations in excess of its fixed charges and other expenses, as well as factors outside of its control, such as the availability of debt and equity financing on favorable terms. Past performance is not indicative of future results.

Semler Scientific has historically not paid dividends on its shares of common stock, and by presenting this KPI, Semler Scientific makes no suggestion that it intends to do so in the future. Ownership of common stock does not represent an ownership interest in the bitcoin Semler Scientific holds.

Investors should rely on the financial statements and other disclosures contained in Semler Scientific’s SEC filings. This KPI is merely a supplement, not a substitute. It should be used only by sophisticated investors who understand its limited purpose and many limitations.

Forward-Looking Statements

This press release contains "forward-looking" statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words "believe," "goal," "may," "will," "intend," "expect," "anticipate," "estimate," "project," "would," "could" or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding acquiring and holding bitcoin; its BTC yield; and other express or implied statements regarding the ATM offering and its healthcare business. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific's actual results to differ materially from those discussed here, such as risks investing in bitcoin, including bitcoin's volatility; risk of implementing a bitcoin treasury strategy; along with those other risks related to its healthcare business and the risk factors detailed in Semler Scientific's filings with the Securities and Exchange Commission. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this press release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

No Offer or Solicitation

This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Semler Scientific, Inc., nor shall there be any offer, solicitation or sale of such securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Any shares of common stock offered in the ATM offering will be sold pursuant to Semler Scientific’s S-3 Shelf (Registration No. 333-280013), the related prospectus, which was declared effective by the Securities and Exchange Commission (the SEC) on August 13, 2024, as supplemented by the prospectus supplement filed on December 16, 2024. Copies of the prospectus supplement and accompanying prospectus relating to the ATM offering may be obtained by visiting EDGAR on the SEC’s website at www.sec.gov. or may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, New York, New York 10022, or by email at prospectus@cantor.com.

About Semler Scientific, Inc.:

Semler Scientific, Inc. is a pioneer in developing and marketing technology products and services to healthcare providers to combat chronic diseases. Its flagship product, QuantaFlo®, which is patented and cleared by the U.S. Food and Drug Administration (FDA), is a rapid point-of-care test that measures arterial blood flow in the extremities. The QuantaFlo test aids in the diagnosis of cardiovascular diseases, such as peripheral arterial disease (PAD), and Semler Scientific is seeking a new 510(k) clearance for expanded indications. QuantaFlo is used by healthcare providers to evaluate their patient’s risk of mortality and major adverse cardiovascular events (MACE). Semler Scientific also invests in bitcoin and has adopted Bitcoin as its primary treasury asset.

INVESTOR CONTACT:

Renae Cormier

Chief Financial Officer

ir@semlerscientific.com

SOURCE: Semler Scientific, Inc.

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